UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/25/2006

BJ Services Company
(Exact name of registrant as specified in its charter)

Commission File Number:  1-10570

DE	63-0084140
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4601 Westway Park Blvd., Houston, TX 77041
(Address of principal executive offices, including zip code)

713-895-5624
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.02.    Results of Operations and Financial Condition

News Release Announcing Second Quarter Results.
On April 25, 2006, BJ Services Company issued a news release announcing second quarter results for the period ended March 31, 2006. A copy of the press release is attached as Exhibit 99.1 hereto and is hereby incorporated herein by reference.

The information in this report is being furnished pursuant to Item 2.02 of Form 8-K. Accordingly, the information in Item 2.02 of this report and Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

This report contains forward-looking statements within the meaning of the Securities Litigation Reform Act that involve risks and uncertainties, including oil and gas price volatility, variations in demand for our services, operational and other risks, and other factors described from time to time in the Company's publicly available SEC reports, which could cause actual results to differ materially from those indicated in the forward-looking statements. In this report, the words "expect," "estimate," "project," "believe," "achievable" and similar words are intended to identify forward-looking statements.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 24, 2005, BJ Services Company announced that Jeff Smith was promoted to Vice President - Finance and Chief Financial Officer. Previously, Jeff was Treasurer and the interim Chief Financial Officer and has been with the Company since 1990. A biography of Mr. Smith is included in Item 1 of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2005. Also, Bret Wells was promoted to Treasurer and Chief Tax Officer of the Company. Previously, Bret was Director, Tax of BJ Services Company and has been with the Company since 2002.
A copy of the Company's press release containing the Company's announcement is attached as Exhibit 99.2 and is incorporated herein by reference

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ Services Company

Date: April 25, 2006	By:	/s/ Jeffrey E. Smith
Jeffrey E. Smith
Vice President - Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Second Quarter Fiscal 2006 Earnings Release
EX-99.2	Personnel Change Announcement